SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  BioTime, Inc.
             (Exact name of registrant as specified in its charter)

             California                               94-3127919
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


935 Pardee Street, Berkeley, California                 94710
(Address of Principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class               Name of each exchange on which
     to be so registered               each class is to be registered
     -------------------               ------------------------------
 Common Shares, no par value            American Stock Exchange, Inc.



If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[x]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities  Act  registration  statement file number to which this form relates:
Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's Common Shares, no par value, is incorporated by reference to the Prospectus contained in Registrant's Registration Statement on Form S-3, No. 333-69179, filed with the Commission on December 18, 1998. Any prospectus filed under Rule 424(b) under the Securities Act with respect to such Registration Statement shall be deemed to be incorporated by reference into this registration statement.


Item 2.  Exhibits.

1. A copy of the certificate for the security being registered is included as Exhibit 4(a) to Registrant's Registration Statement on Form S-1, No. 33-44549, filed with the Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and
         Exchange Commission on February 6, 1992 and March 7, 1992, respectively, which exhibit is incorporated herein by reference.

2. Articles of Incorporation, as amended, are included as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, which exhibit is incorporated herein by reference.

3. Bylaws, as amended, are included as Exhibit 3(c) to Registrant's Registration Statement on Form S-1, No. 33-48717 and Post-Effective Amendment No. 1 thereto, filed with the Securities and Exchange Commission on June 22, 1992 and August 27, 1992, respectively, which exhibit is incorporated herein by reference.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  August 30, 1999.                     BioTime, Inc.



                                     By   /s/Paul Segall
                                          ------------------------------------
                                          Paul Segall, Chief Executive Officer